DECHERT LLP
1775 I Street, N.W.
Washington, DC 20006-2401
202-261-3300
202-261-3333
www.dechert.com
June 17, 2008

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Buckeye Technologies Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”) filed on June 17, 2008 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to 3,500,000 shares of the Company’s common stock, par value $0.01 per share (collectively, the “Shares”), which the Company intends to grant pursuant to the Company’s 2007 Omnibus Incentive Compensation Plan (the “Plan”).  This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and we express no opinion herein as to any matter other than as to the validity of the Shares.

In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion, including the following documents:

(1) the Registration Statement;

(2) the Plan;

(3) a specimen certificate evidencing the Shares;

(4)	resolutions of the Company’s board of directors authorizing the Plan and the granting of the Shares pursuant to the terms of the Plan; and

(5)
the Company’s Certificate of Incorporation, including the amendments effective as of January 8, 1993, March 11, 1993, November 20, 1995, December 11, 1995, October 29, 1997 and April 8, 1998 (the “Certificate of Incorporation”), and the Company’s bylaws as presently in effect (the “Bylaws”).

As to the facts on which the opinion is based, we have relied upon certificates of public officials, certificates and written statements of officers and representatives of the Company and the due performance by the Company of its obligations set forth in the Plan.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies.  In rendering the opinion set forth below, we have also assumed (i) the Plan has been duly adopted by the Company and (ii) all previously issued Shares that will be granted pursuant to the Plan were duly issued.

The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.  We are not members of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.  We did, however, at your request, review standard compilations of the foregoing statutes (but not any judicial decisions, rules or regulations), and our opinions given under such laws are based solely on such review.

In rendering the opinion set forth below, we have assumed that the certificates evidencing the Shares will be signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate evidencing the Shares.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has been declared effective by the Commission, (ii) if not previously issued by the Company, the Shares are duly issued and (iii) the Shares are delivered and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use solely in connection with the Registration Statement.  This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP